SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (date of earliest event reported):	June 25, 1998


CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

(as depositor under the Pooling and Servicing
Agreement, dated as of March 1, 1998, providing for the issuance of Chevy Chase Bank, F.S.B. Mortgage-Backed
			Pass-Through Certificates, Series 1998-CCB1)

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
(Exact name of registrant as specified in its charter)


              Delaware          	  333-33807  	    13-3320910
(State or Other Jurisdiction		 (Commission	(I.R.S. Employer
of Incorporation)			  File Number)	Identification No.)


11 Madison Avenue
New York, New York					 10010
(Address of Principal Executive Offices)			(Zip Code)



Registrant's telephone number, including area code:	 (212) 325-2000

Item 5.	Other Events

		On June 25, 1998 a scheduled distribution was made from the Trust
		to holders of the Class A Certificates.  The Trustee has caused to be filed
		with the Commission, the Monthly Report dated June 25, 1998.
		The Monthly Report is filed pursuant to and in accordance with
		(1) numerous no-action letters (2) current Commission policy in the area.

		A. 	Monthly Report Information:
			See Exhibit No.1


		B.	Have any deficiencies occurred?   NO.
				Date:
				Amount:

		C.	Item 1: Legal Proceedings:	NONE

		D.	Item 2: Changes in Securities:	NONE

		E.	Item 4: Submission of Matters to a Vote of Certificateholders:  NONE

		F.	Item 5: Other Information - Form 10-Q, Part II - Items 1,2,4,5 if
			applicable:  NOT APPLICABLE



Item 7. Monthly Statements and Exhibits

	 Exhibit No.

		1.	Monthly Distribution Report dated June 25, 1998.




Chevy Chase Bank, F. S. B.
Mortgage-Backed Pass-Through Certificates
Series 1998-CCB1

Distribution Date:          25-Jun-98


        Beginning                                             Ending
        Certificate                                           Certificate
Class   Balance         Principal     Interest     Losses     Balance
A-I      350,056,799.99  5,471,400.77 1,617,029.21       0.00  344,585,399.22
A-II     194,895,867.06  2,245,328.19   970,673.10       0.00  192,650,538.87
S        544,952,668.31          0.00       152.58       0.00  537,235,939.35
R                  0.00          0.00         0.00       0.00            0.00
                                                                         0.00
TOTAL    544,952,667.05  7,716,728.96 2,587,854.89       0.00  537,235,938.09

* Class S has a notional balance




                                AMOUNTS PER $1,000 UNIT
                        Beginning                             Ending
                        Certificate                           Certificate
Class   CUSIP           Balance       Principal    Interest   Balance
A-I     22540AFP8         984.8960231   15.3939614   4.549563     969.5020617
A-II    22540AFQ6         951.9320721   10.9668817   4.741070     940.9651905
S                         972.8478261    0.0000000   0.000272     959.0719454

        Original        Current
        Pass            Pass
        Through         Through
Class   Rate            Rate
A-I             5.65041%      5.64943%
A-II            6.07595%      6.07103%
S               0.80000%      0.80000%
R               0.00000%      0.00000%





SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREDIT SUISSE FIRST BOSTON
			MORTGAGE SECURITIES CORP.


				By: /s/ Eve Kaplan
				Name:  Eve Kaplan
				Title:	Vice President
				U.S. Bank National Association


Dated: 	June 30, 1998